Exhibit 99.1

ENSERVCO Announces Appointment of Kevin C. Kersting To New Position of Chief Operating Officer

DENVER, May 21, 2018 (GLOBE NEWSWIRE) -- ENSERVCO Corporation (NYSE MKT:ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the appointment of Kevin C. Kersting to the new position of Chief Operating Officer. He will report directly to Ian Dickinson, President and Chief Executive Officer.

Kersting will be responsible for operations in all basins in which ENSERVCO provides services. His top priority will be to accelerate implementation of ENSERVCO’s initiative to enhance the Company’s operating structure and business processes in order to drive full fleet utilization.

“Kevin is a seasoned and trusted leader with a strong track record of building and integrating multi-location teams to optimize operations and accelerate growth,” said Dickinson. “His skill set – which includes fleet logistics, ERP systems, data analytics, sales and team building – is ideally suited to help take ENSERVCO to the next level. I have tremendous confidence in Kevin’s ability to lead our field teams and drive operational excellence.”

“ENSERVCO is well positioned with industry tailwinds, an expanded fleet and an exceptional group of field personnel,” said Kersting. “Our business opportunity has never been stronger, and I am incredibly energized to help lead the Company to its next level of growth through the optimization of our equipment deployment, the integration of several key departments, and by leveraging our geographic footprint and world class customer base.”

Prior to joining ENSERVCO, Kersting held several senior positions at CAP Logistics, a leader in time critical and custom transportation services for heavy industry. As President and Chief Operating Officer, he helped engineer steady revenue and profit growth and led a number of strategic initiatives, including a comprehensive program to restructure the Company’s operations and sales processes, resulting in improved interdepartmental functionality and highly optimized operations.

Kersting earned his Bachelor of Science degree from Metropolitan University and completed the Executive Program at Cornell University.

About ENSERVCO
Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2017, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations for, and sustainability of, industry tailwinds; the strength of the Company’s business opportunity; ability of management to optimize equipment deployment, leverage its geographic footprint and world class customer base, and lead ENSERVCO to its next level of growth. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts:
Pfeiffer High Investor Relations, Inc.
Jay Pfeiffer
Phone 303-393-7044
Email: jay@pfeifferhigh.com